UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 9, 2015
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, the board of directors (the “Board”) of Yuma Energy, Inc. (the “Company”) approved a form of restricted stock award agreement (the “Employee RSA Agreement”) for restricted stock awards to be granted to employees of the Company from time to time under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”). Also, on June 9, 2015, the Board approved a form of restricted stock award agreement (the “Director RSA Agreement”) for restricted stock awards to be granted to directors of the Company from time to time under the 2014 Plan.

The description of the form of Employee RSA Agreement and the form of Director RSA Agreement contained in this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the form of Employee RSA Agreement and the form of Director RSA Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of shareholders of the Company held on June 9, 2015 (the “Meeting”), the Company’s shareholders approved an amendment (the “Articles Amendment”) to the Company’s Restated Articles of Incorporation to amend Article Fourth to increase the size of the range of the number of directors from a minimum of four directors and a maximum of seven directors to a minimum of five directors and a maximum of nine directors. The Articles Amendment was effective June 10, 2015.

Also, at the Meeting, the Company’s shareholders approved an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws to amend Section C of Article II to increase the size of the range of the number of directors from a minimum of four directors and a maximum of seven directors to a minimum of five directors and a maximum of nine directors. The Bylaws Amendment was effective June 10, 2015.

The description of the Articles Amendment and the Bylaws Amendment contained in this Item 5.03 do not purport to be complete and are qualified in their entirety by reference to the Articles Amendment and the Bylaws Amendment filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders was held on June 9, 2015 for the purpose of voting on four proposals.

The first proposal was the election of two individuals to serve as Class I directors of the Company for two-year terms expiring in 2017. The two directors elected and the tabulation of votes for each was:

Nominees for Class I Directors	For	Withheld	Broker Non-Votes
Sam L. Banks	46,234,721	2,662,113	-
Ben T. Morris	46,753,594	2,143,240	-

The Company’s continuing directors after the Meeting include James W. Christmas, Frank A. Lodzinski and Richard K. Stoneburner.

The second proposal was to approve the Articles Amendment and the Bylaws Amendment. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
46,818,447	2,076,162	2,225	-

The third proposal was to approve, on a non-binding advisory basis, executive compensation. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
46,008,460	2,582,722	305,652	-

The fourth proposal was the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015. The votes on the proposal were:

For	Against	Abstain
46,823,932	2,070,089	2,813

Each proposal was approved by the Company’s shareholders at the Meeting. Shareholders owning a total of 48,896,834 shares voted at the Meeting, representing approximately 68.1% of the shares of Company common stock outstanding as of the record date for the Meeting.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Articles of Incorporation of Yuma Energy, Inc.
3.2	First Amendment to the Amended and Restated Bylaws of Yuma Energy, Inc.
10.1	Form of Restricted Stock Award Agreement (Employees).
10.2	Form of Restricted Stock Award Agreement (Directors).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: June 15, 2015	By:	/s/ Sam L. Banks
Sam L. Banks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Articles of Incorporation of Yuma Energy, Inc.
3.2	First Amendment to the Amended and Restated Bylaws of Yuma Energy, Inc.
10.1	Form of Restricted Stock Award Agreement (Employees).
10.2	Form of Restricted Stock Award Agreement (Directors).